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                           SCHEDULE 14A INFORMATION
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          RENTAL SERVICE CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

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[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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                              FOR IMMEDIATE RELEASE
                              ---------------------

             RENTAL SERVICE CORPORATION SETS MAY 13 AS RECORD DATE
                BOTH FOR STOCKHOLDER VOTE ON NATIONSRENT MERGER
                  AND FOR UNITED RENTALS' CONSENT SOLICITATION

SCOTTSDALE, AZ, May 4, 1999 - Rental Service Corporation (NYSE:RSV) today announced that it has set May 13, 1999 as the date as of which stockholders of record will be entitled to vote on its merger with NationsRent at a special meeting to be scheduled for that purpose.

RSC also said that stockholders of record as of May 13 will separately be entitled to act upon each of the proposals comprising the consent solicitation initiated by United Rentals Inc. which is seeking, among other things, to remove and replace RSC's Board of Directors in connection with United Rentals' unsolicited tender offer for RSC.

RSC's Board of Directors, which recommended the NationsRent merger to shareholders, has determined that United Rentals' tender offer for RSC is inadequate and has urged RSC shareholders to reject United Rentals' offer and consent solicitation.

The record date of May 13, 1999 was established in response to United Rentals' submission of a new slate of directors and related request for a record date. The new slate was submitted in response to the litigation brought by RSC alleging that United Rentals' prior slate violated federal prohibitions, under the Clayton Act, against interlocking directors.

United Rentals' new proposal and new request for a record date has superseded its
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prior record date requests and superseded the previously announced record date of May 3, 1999 for its consent solicitation and its related proposals. Such May 3, 1999 record date is no longer of effect for any purpose.

Contacts:

Rental Service Corporation               Kekst and Company
Robert M. Wilson, 480/905-3300           Thomas Davies or David Kronfeld,
                                         212/521-4800

     This press release does not constitute a solicitation of proxies with respect to the proposed merger of Rental Service Corporation and NationsRent, Inc. Any such solicitation by Rental Service Corporation will be made only by means of separate proxy or consent solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              Certain Information Concerning Participants

     Rental Service Corporation ("RSC") and certain other persons named below may be deemed to be "participants" in the solicitation of revocations of consents in response to the consent solicitation by United Rentals, Inc. ("United Rentals"). The participants in this solicitation may include the directors of RSC (Martin R. Reid (Chairman of the Board and Chief Executive Officer), William M. Barnum, Jr., James R. Buch, David P. Lanoha, Christopher A. Laurence, Eric L. Mattson, Britton H. Murdoch and John M. Sullivan); and the following executive officer: Robert M. Wilson (Executive Vice President, Chief Financial Officer, Secretary and Treasurer). As of March 31, 1999, Martin R. Reid beneficially owned 538,545 shares, or 2.2%, of RSC's common stock, and William M. Barnum, Jr. beneficially owned 455,317 shares, or 1.8%, of RSC's common stock. None of the other foregoing participants individually or in the aggregate beneficially owns in excess of 1% of RSC's common stock.

     Pursuant to the terms of separate engagement letters, each effective as of April 5, 1999, RSC retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial advisors with respect to United Rentals' offer to purchase RSC's common stock, for which Merrill Lynch and Morgan Stanley may receive substantial fees. Pursuant to the engagements of Merrill Lynch and Morgan Stanley, RSC has also agreed to reimburse each of Merrill Lynch and Morgan Stanley, respectively, for certain reasonable out-of-pocket expenses (including the reasonable fees and disbursements of legal counsel) and to indemnify each of Merrill Lynch and Morgan Stanley and certain respective related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of their respective engagements. In addition, Merrill Lynch Capital



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Corporation ("MLCC"), along with three other lending institutions, has entered into a commitment letter with RSC and NationsRent, Inc. ("NationsRent") relating to financing activity in connection with the proposed merger of RSC and NationsRent pursuant to which MLCC may receive customary fees as well as reimbursement of reasonable out-of-pocket expenses.

     Merrill Lynch and Morgan Stanley are investment banking firms that provide a full range of financial services for institutional and individual clients. Although neither Merrill Lynch nor Morgan Stanley admit that they or any of their respective directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning Merrill Lynch and Morgan Stanley, each of Merrill Lynch and Morgan Stanley may assist RSC in such a solicitation. In the normal course of business, each of Merrill Lynch and Morgan Stanley may trade securities of RSC for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. As of April 29, 1999, Merrill Lynch held a net long position of 436 shares of RSC's common stock. As of April 29, 1999, Morgan Stanley held a net long position of 63,600 shares of RSC's common stock. In connection with its role as financial advisors to RSC, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of RSC: Paul A. Stefanick, James H. Caldwell and Jack C. MacDonald. In connection with its role as financial advisors to RSC, Morgan Stanley and the following investment banking employees of Morgan Stanley may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of RSC: R. Bradford Evans, Paul J. Taubman, Glenn R. Robson, Neil B. Morganbesser and Pietro Cinquegrana.

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